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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 and S-4 File Nos. 333-67113, 333-45447, 333-45449, 333-91041,
333-31608, 333-32624, 333-50031, 333-62636 and 333-68274) of Integrated
Electrical Services, Inc. of our report dated May 5, 2003, with respect to the financial statements of Encompass Electrical Technologies - Rocky Mountains, Inc. d/b/a Riviera Electric, Inc. included in this Form 8-K/A.

BROCKMANN, ARMOUR & CO., LLC

Denver, Colorado
October 23, 2003